EXHIBIT 10.1


                     AGREEMENT OF PURCHASE AND SALE OF STOCK

         THIS AGREEMENT OF PURCHASE AND SALE OF STOCK (the "Agreement") is made as of December 20, 2004, at Culver City, California, by and among PRACTICE XPERT SERVICES CORP., ("Buyer"), a California Corporation and wholly owned subsidiary of PracticeXpert, Inc. ("Parent"), having its principal office at 10833 Washington Blvd, Culver City, CA 90232, and, PI (CAYMAN), LIMITED, , a corporation duly organized and existing under the laws of the Cayman Islands, ("Majority Shareholder"), and PHYSICIAN INFORMATICS, INC., t/a PracticeOne ("Corporation"), a Virginia corporation, having its principal office at 8605 Westwood Center, Suite 500, Vienna, Virginia 22182.

                                    RECITALS:

         WHEREAS, the Board of Directors of Corporation and Majority Shareholder deem it advisable for their welfare and best interests that Majority Shareholder sell and Buyer purchase all of the issued and outstanding capital stock of Corporation (the "Shares") owned by Majority Shareholder and the other shareholders of the Corporation (collectively, the "Shareholders"), upon the terms and subject to the conditions hereinafter set forth.

         WHEREAS, in connection with the consummation of the purchase of the Shares, Parent, Buyer, Corporation and Majority Shareholder have agreed to provide for certain matters with respect to the sale, assignment or transfer of Corporation's capital stock and other matters with respect to Corporation, as more fully set forth herein. In this Agreement, Majority Shareholder and Corporation are collectively referred to as "Selling Parties".

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                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, and subject to the satisfaction or waiver of the conditions contained herein, the parties hereto hereby agree as follows:

1.  Agreement

         1.1. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 6.6 hereof), Majority Shareholder will sell, transfer, convey and deliver to Buyer, and Buyer will purchase, acquire and accept from Majority Shareholder, the number of shares of Capital Stock set forth opposite the name of Majority Shareholder on Schedule
2.2 hereto, constituting all of the issued and outstanding shares owned by Majority Shareholder. To effect the transfers contemplated by this Section 1.1, at the Closing (as defined in Section 6.6 hereof), Majority Shareholder shall deliver, stock certificates representing the Shares being sold by Majority Shareholder hereunder, duly executed in proper form acceptable to Buyer for transfer to Buyer on the books of Corporation, against payment therefor in accordance with Section 1.2 hereof.

         1.2. As full payment for the transfer of the Shares by Majority Shareholder to Buyer, Buyer shall deliver the following at the Closing:

                  1.2.1 12,500,000 shares of unregistered common stock, par value $.001 per share, of Parent (the "Parent Common Stock"), which shall be allocated among the Shareholders in accordance with their respective ownership interests as set forth on Schedule 2.2 hereof.

         1.3. In addition, the following terms have been agreed to:

                  1.3.1 Majority Shareholder has been authorized in writing to represent all of the Shareholders for purposes of sale of the capital stock of the Corporation and Majority Shareholder is entitled under the Corporation's Bylaws to exercise "drag along" rights with respect to the Shares of the other Shareholders of Corporation. Majority Shareholder shall be responsible for ensuring the assignment, transfer, conveyance and delivery of such Shares to Buyer together with duly executed stock powers in blank or otherwise in proper form acceptable to Buyer for transfer to Buyer on the books of Corporation and subject to Section 5.1.1 hereof.

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                  1.3.2 Shares of Parent Common Stock issued pursuant to Section
1.3.1 shall be allocated among the other Shareholders in accordance with their respective ownership interests, as set forth on Schedule 2.2 hereof.

                  1.3.3 Corporation shall restructure the balance sheet of Corporation such that it shall carry only the following liabilities upon
Closing:

                           1.3.3.1 A  $2,000,000  promissory  note to  Citibank,
N.A., a copy of which appears in Schedule 1.3.3.1 (the "Citibank Note"); and

                           1.3.3.2  A  $4,000,000  promissory  note to  Majority
Shareholder, a copy of which appears in Schedule 1.3.3.2, bearing no interest and carrying a five year term and convertible into Parent common stock at a conversion price equal to $.40 per share in accordance with the following time constraints: (a) at any time at the option of Parent; and (b) at anytime on or following the 181st calendar day after the Closing Date at the option of Majority Shareholder.

                           1.3.3.3.  Trade  Payables  and  Accounts  Payable  of
Corporation, as set forth in Schedule 1.3.3.3, and to include Other Liabilities incurred in the Ordinary Course of Business.


                  1.3.4 The parties hereto shall review the performance of Corporation on a quarterly basis or other periodic basis as may be agreed from time to time.

                  1.3.5 The existing secured debt on the balance sheet of Corporation owed to Citibank and any New Funding (defined below) shall be secured by a first position lien on the assets of the Corporation, a first position lien on assets acquired by Buyer and/or Parent through use of the New Funding and a second position lien on the assets of the Parent. Such second position lien shall be subordinate to liens made in conjunction with existing debt of the Parent as shown on Schedule 1.3.5, and new debt which Parent may obtain for working capital and other purposes which is currently under negotiation. Buyer and Parent agree to enter into such security agreements, guarantee agreements, UCC filings and other documents as may be necessary to memorialize said security interest.

                  1.3.6 Buyer, Parent and Corporation agree to repay the Citibank Note in accordance with the terms of the Citibank Note. In no event shall any portion of the debt represented by the Citibank Note remain

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outstanding  after  5:00 pm EST on the  earlier  of (i)  demand  for  payment by
Citibank as may be permitted under the Citibank Note or (ii) the last business day of the 36th calendar month following the Closing Date.

                  1.3.7 Majority Shareholder shall provide a funding commitment ("New Funding") to Parent., in an amount of up to $2 million, carrying the following terms;

                           1.3.7.1  Available  within  72 hours  of the  signing
hereof;

                           1.3.7.2  An  interest  rate  similar  to  that on the
Citibank Note;

                           1.3.7.3 A term of 36 months  with the  balance due at
the end of such term;

                           1.3.7.4  Secured  by  a  first  lien  on  the  assets
acquired with the New Funding and a second lien on the assets of Parent;

                           1.3.7.5  The New  Funding  will be  used  solely  for
acquisitions and a promissory note shall be executed by Parent each time the facility is drawn upon.

                           1.3.7.6 Buyer and Parent will be fully  obligated and
responsible for all payments and obligations arising from the New Funding and its associated uses.

                  1.3.8 As consideration for obtaining the commitment for the New Funding, Parent will provide the following consideration to Majority
Shareholder:

                           1.3.8.1 A fee equal to eight  percent  (8%)  interest
per annum on the outstanding balance under the loan provided to Parent under the New Funding, net of interest paid on New Funding payable in shares of Parent Common Stock. Such interest shall be calculated on a quarterly basis on the average outstanding balance under the loan during such quarterly period and shares of Parent Common Stock due under this section shall be issued within 30 days of the end of each fiscal quarter in which interest is earned, and

                           1.3.8.2  Warrants for the purchase of up to 6,000,000
shares of Parent Common Stock at an exercise price of $.30 per share and a term of 7 years to be delivered at Closing pursuant to the terms of that certain

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warrant agreement to be delivered at closing in a form substantially  similar to that set forth in Schedule 1.3.8.2.

                  1.3.9 Majority Shareholder shall have a first right of refusal to participate, in part or whole, on all future debt or equity financings in excess of $250,000 sought or issued by Parent in accordance with the following. For the purpose of this agreement, "debt or equity financings" shall be defined as any debts assumed or stock issuances occurring as a direct result of cash being contributed to Buyer, Parent or any of Buyer's other wholly owned subsidiaries;

                           1.3.9.1 In the event that Parent receives a bona fide
offer from an unrelated third party for a debt or equity financing in a single transaction or a series of related transactions, and Parent desires to accept such offer, then Parent shall promptly send a written notice (the "Notice") to Majority Shareholder. Such Notice shall contain (i) a true and complete copy of the offer, setting forth the price and all terms and conditions, and the name, address (both home and office) and business or other occupation of the party making the offer (the "Offeror") and (ii) an offer to enter into a transaction with Majority Shareholder at the same price and upon the same terms and conditions as are contained in the offer. Majority Shareholder and the Parent shall then have the following obligations, rights and privileges.

                           1.3.9.1.1 For a period of ten business (10) days from
its receipt of the Notice, Majority Shareholder shall have the right, but not the obligation, to enter into the transaction so offered (or to participate in part by purchasing some of the shares or providing a portion of the debt).

                           1.3.9.1.2  If,  within  the times  specified  in this
Agreement, (i) Majority Shareholder fails to exercise its First Right of Refusal, then the Parent shall have the right to accept the offer and to enter into the proposed transaction with Offeror, subject to all of the provisions and restrictions of this Agreement, but only in strict accordance with the provisions of the offer; provided however, if the transaction is not fully consummated, the provisions of Section 1.3.9 must again be complied with by the Parent before the Parent may enter into the transaction described in the offer.

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                           1.3.9.1.3 If Majority  Shareholder elects to exercise
its First Right of Refusal hereunder, then Majority Shareholder shall send to the Parent within ten business (10) days from Majority Shareholder's receipt of the Notice, a written notice confirming its desire to accept (the "Acceptance") the offer and to participate in such debt or equity financing. The closing of the transaction between Majority Shareholder and Parent shall take place within the number of days (as opposed to specific dates) provided in the offer. If no time frame is provided in the offer, then the closing shall occur within sixty
(60) days of Parent's receipt of Majority Shareholder's Acceptance.

                  1.3.10 All stock and warrants issued under this Agreement shall be eligible for "piggy-back" registration rights and other rights in accordance with the Registration Rights Agreement attached as Schedule 1.3.10.

                  1.3.11 Majority Shareholder shall provide funds in cash to cover Corporation's operating deficit (if any) for the six months of operations following the Closing Date;

1.3.11.1 The funding of operating deficits, if any, shall be made at the end of each of the three two month periods after the Closing Date. The amount of the operating deficit shall be determined within ten (10) days after the close of each such two month period;

1.3.11.2 The determination of any operating deficit shall be made by the CFO of Parent and reviewed by Majority Shareholder;

1.3.11.3 Upon agreement of the final operating deficit, the Parent will submit a formal, written request for reimbursement of the operating deficit;

                           1.3.11.4 If Buyer,  Parent and  Majority  Shareholder
initiate any changes in operations other than changes which occur as a result of normal day-to-day operations, and which are in line with historical activities of the Corporation, which negatively impact Cash Flow from Operations, make it impracticable to calculate Cash Flow from Operations or properly account for Corporation as a separate business unit and to prepare a segregated Cash Flow Report for Corporation, then Buyer, Parent and Majority Shareholder agree to negotiate in good faith to amend the formula for determining the reimbursement due from Majority Shareholder to cover operating deficits; and

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                           1.3.11.5  Majority  Shareholder will transfer by wire
in immediately available funds the amount requested within fifteen (15) business days of receipt of written notice from Parent requesting reimbursement of Corporation's operating deficit pursuant to this Section 1.3.11.

                  1.3.12 As consideration for the provision of funds in cash to cover Corporation's operating deficit (if any) for the six months of operations following the Closing Date, Parent will provide the following to Majority
Shareholder:

                           1.3.12.1   Majority   Shareholder   shall  receive  a
quantity of Parent Common Stock equal in dollar value to two times the Annual Cash Flow From Operations (as defined below) for each of the three consecutive calendar years starting with the year in which the Closing Date occurs (2005, 2006, and 2007) . Said stock shall be issued annually and shall be priced at the average closing price of the Parent Common Stock for the 365 calendar days preceding issuance.

                           1.3.12.2  The "Annual  Cash Flow" shall be defined as
the Cash Flow From Operations (as defined below).

                           1.3.12.3   "Cash  Flow  From   Operations"   for  the
Corporation  shall be  determined  by  inclusion of the  components  included in
Schedule  1.3.12.3.  Any funding of operations of Corporation in accordance with
Section 1.3.12 will be included in the calculation of Cash Flow From Operations.

                           1.3.12.4 Within thirty (30) days following the end of
each period ending December 31, 2005, 2006 and 2007, Parent shall provide a Cash Flow Report (the "Cash Flow Report") to Majority Shareholder. The Cash Flow Report will calculate Cash Flow From Operations for the Corporation, identifying the key components used in determining Cash Flow From Operations and any information needed to evaluate the reasonableness of the calculation.

                           1.3.12.5 Majority Shareholder shall have the right to
have an audit of the Cash Flow From Operations calculation as set forth on the Cash Flow Report performed by a Certified Public Accountant. Majority Shareholder must notify Buyer and Parent of the audit in writing prior to the issuance of shares of Parent Common Stock, within thirty (30) days after delivery of the Cash Flow Report to Majority Shareholder. If the audit shows

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that the Cash Flow From  Operations  was  understated  by more than ten  percent
(10%), the audit will be paid for by the Buyer or Parent. Otherwise, the audit will be at the expense of the Majority Shareholder. If the audit shows the Cash Flow From Operations was understated, additional shares of Parent Common Stock will be issued to the Majority Shareholder equal to the amount of the understatement subject to Section 5.1.1 hereof. No change in the number of shares of Parent Common Stock issued to Majority Shareholder will be made if the audit shows an overstatement of the Cash Flow From Operations.

                           1.3.12.6  Shares of Parent Common Stock to be issued,
if any, will be issued no later than thirty (30) days after the completion of the Cash Flow Report. If Majority Shareholder exercises its right to audit the Cash Flow Report, such shares will still be issued within this 30-day period. Any additional shares of Parent Common Stock that may be issued as a result of the audit, will be issued within thirty (30) days of the delivery of the completed audit to the Buyer and Parent.

                           1.3.12.7 Buyer, Parent and Majority Shareholder agree
that changes to the operations of Corporation or accounting allocations made by the Buyer or Parent could negatively impact Cash Flow from Operations, and thus affect the number of shares of Parent Common Stock to be issued pursuant to
Section 1.3.12 hereof. Therefore, any such changes in operations or accounting allocations made by Buyer or Parent which could negatively impact Cash Flow from Operations, other than changes which occur as a result of normal day-to-day operations and consistent with historical activities of the Corporation, must be agreed to by Majority Shareholder. In such an instance, Parent and Majority Shareholder agree to negotiate in good faith to amend the formula for determining the shares to be issued under paragraph 1.3.12. accordingly.

                           1.3.12.8  To the degree  that Buyer  and/or  Parent's
operations ("Other Divisions"), and the operations of Corporation, share resources, an accounting allocation consistent with standard accounting procedures will be made between Corporation and the Other Divisions. Such shared resources could include, but are not limited to, advertising and marketing expenses, insurance, customer revenues, sales costs, employee benefit plans, audit fees, and other expenses that could be obtained at less cost on a

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corporate wide basis, than on a business unit basis. Any and all such accounting allocations, whether from Corporation to Buyer and/or Parent, or from Buyer and/or Parent to Corporation, will be detailed in the Cash Flow Report for Majority Shareholder's review.

                           1.3.12.9 If Buyer,  Parent and  Majority  Shareholder
agree to change Corporation's operations or to integrate the operations of the Corporation with the operations of Other Divisions to such a degree that it becomes impracticable to calculate the Annual Cash Flow from Operations set out in Schedule 1.3.12.3 or properly account for Corporation as a separate business unit and to prepare a segregated Cash Flow Report for Corporation, Buyer, Parent and Majority Shareholder agree to negotiate in good faith to amend the formula for determining the shares of Parent Common Stock to be issued pursuant to
Section 1.3.12.

                  1.3.13 Within a reasonable time following Closing, execution of an Intercreditor Agreement by and among Corporation, Buyer, Parent, Majority Shareholder, Citicorp and the secured creditors of Parent and Buyer consenting to the liens of each creditor and the subordination items described in the Intercreditor Agreement.

                  1.3.14 Parent shall appoint one representative selected by Majority Shareholder to the Board of Directors Parent.

                  1.3.15 Each certificate evidencing shares of Parent's common stock issued in connection with this Agreement shall bear a restrictive legend.

                  1.3.1516 Buyer and Parent shall have no liability to any Shareholder arising out of the acts or omissions of Majority Shareholder or any disputes among the Shareholders with Majority Shareholder. Buyer and Parent may rely entirely on their dealings with, and notices to and from, Majority Shareholder to satisfy any obligations it might have to the Shareholders under this Agreement and any agreement referred to herein or otherwise. Furthermore, Charles Smith (the "Shareholder Representative") shall serve as the sole and exclusive representative of Majority Shareholder. Unless Parent and Buyer otherwise consent in writing, the Shareholder Representative shall serve as the sole and exclusive representative of Majority Stockholder with respect to any issue that arises in respect of this Agreement. As more fully set forth below,

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Parent,  Buyer,  Corporation  and  Majority  Shareholder  hereby  agree that the
Shareholder Representative shall have the power to take any action in order to contest, resolve and settle each such issue on behalf of Majority Shareholder, including but not limited to actions taken by Majority Shareholder on behalf of other Shareholders, and any action by the Shareholder Representative shall be final and binding on Majority Shareholder and the other Shareholders. The parties hereto are hereby expressly authorized to rely on the genuineness of the signature of the Shareholder Representative, and upon receipt of any writing which reasonably appears to have been signed by the Shareholder Representative. The parties hereto any other person may act upon the same without any further duty of inquiry as to the genuineness of the writing. By executing this Agreement, Charles Smith hereby (a) accepts his appointment and authorization to act as the Shareholder Representative and as representative of Majority Shareholder in accordance with the terms hereof and (b) agrees to perform his obligations hereunder and otherwise to comply with this Section. Notwithstanding anything herein to the contrary, the Shareholder Representative may resign at any time; provided, that Majority Shareholder shall be required to designate a successor within five (5) business days from the date of such Shareholder Representative's resignation in accordance with this Section.

                  1.3.17 The Shareholder Representative is hereby exclusively authorized after the Closing Date to take such action as the Shareholder Representative, acting in his sole discretion, deems necessary, appropriate or convenient to perform the actions and satisfy the obligations of Majority Shareholder contemplated by this Agreement, the Registration Rights Agreement, Warrant and any other agreements, documents or instruments made in connection with the Agreement (collectively, the "Transaction Documents") and any other action reasonably related thereto. Without limiting the generality of the foregoing, the Shareholder Representative is specifically authorized:

                  (a) to assert claims, make demands and commence actions on behalf of Majority Shareholder under the Transaction Documents;

                  (b) to act on behalf of Majority Shareholder in connection with the Transaction Documents;

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                  (c) to negotiate  and  compromise  any dispute which may arise under, and exercise or refrain from exercising remedies available to Majority Shareholder, or any other Shareholder under, the Transaction Documents and to sign any releases or other documents with respect to such dispute or remedy (and to bind Majority Shareholder or any Shareholder in so doing);

                  (d) to retain and compensate attorneys, accountants and other professionals or consultants to assist in performing his duties hereunder;

                  (e) to give such instructions and do such other things and refrain from doing such things as it shall deem appropriate to carry out the provisions of the Transaction Documents;

                  (f) to give any and all consents and notices under the Transaction Documents; and

                  (g) to perform all actions, exercise all powers, and fulfill all duties otherwise assigned to it in the Transaction Documents.

                  1.3.18 The authorization of the Shareholder Representative contained herein shall be irrevocable and effective until the rights and obligations of Majority Shareholder under the Transaction Documents terminate.

                  1.3.19 The Shareholder Representative will not be liable to the parties hereto or any Shareholder for any action taken by him in good faith pursuant to this Agreement. Majority Shareholder shall indemnify and save harmless the Shareholder Representative from and against any and all liability, including all expenses reasonably incurred in his defense and all costs and expenses reasonably incurred in connection with the performance of his reasonable duties under the Transaction Documents. This Section shall survive the termination of this Agreement.

2. Each of the Corporation and Majority Shareholder jointly and severally represents and warrants that all of the representations and warranties in this
Section 2 are true and correct at the date of this Agreement, and agrees that such representations and warranties shall survive the Closing Date for a period of eighteen (18) months (the last day of such period being the "Selling Parties

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Expiration Date"),  except that the representations and warranties regarding tax matters set forth in this Agreement shall survive until such time as the statute of limitations period has run for all tax periods ended on or prior to the Closing Date, which shall be deemed to be the Selling Partes Expiration Date for purposes of Section 2. Any excerpt from or summary of any of the following representations and warranties that may be set forth on any of the Schedules hereto shall not modify or limit the following representations and warranties in any manner.

         2.1. Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia and has all necessary corporate powers to own its properties and operate its business as now owned and operated by it. The Articles of Incorporation and By-laws of Corporation, copies of which are attached as Schedule 2.1, are complete and reflect all amendments thereto through the date hereof.

         2.2. The  authorized  capital stock of Corporation is shown on Schedule
2.2. The issued and outstanding shares of capital stock of Corporation are owned of record and beneficially by the Shareholders as shown on Schedule 2.2. and the shares of Parent Common Stock are to be allocated among the Shareholders as set forth on Schedule 2.2. which sets forth all of the issued and outstanding shares of capital stock of Corporation on a fully diluted basis. All outstanding shares of capital stock of Corporation are validly issued, fully paid, and non-assessable, and such shares have been so issued in full compliance with all federal, state and foreign securities laws and Corpoation's Articles of Incorporation, as amended, and Bylaws, as amended. Corporation has not issued any other shares of its capital stock and there are no outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of such shares, nor any outstanding securities convertible into or exchangeable for such shares, and there are no preemptive rights affecting the issuance or sale of the Shares except as set forth on Schedule 2.2. Except as contemplated under this Agreement, there are no agreements to which Corporation is a party regarding the issuance, registration, voting or transfer of its outstanding shares of its capital stock.

         2.3. Majority Shareholder owns, beneficially and of record, all of the Shares, as set forth next to its name in Schedule 2.2, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions. Majority Shareholder has full power to transfer its Shares to

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Buyer  without  obtaining  the  consent  or  approval  of any  other  person  or governmental authority. Majority Shareholder is entitled under the Corporation's
Bylaws  to  exercise   "drag  along"  rights  with  respect  to  the  shares  of
Corporation. Majority Shareholder is responsible for and will use their best efforts to ensure the execution of the assignment, transfer, conveyance and delivery of such shares pursuant to the terms of this Agreement.

         2.4. Schedule 2.4 to this Agreement sets forth historical financial statements and tax returns of Corporation.

                  2.4.1 The financial statements for the years 2001 to 2003 have been audited and the opinion of the Corporation's auditors is included.

                  2.4.2 Corporation's tax returns for the years 2001 to 2003 are also included.

                  2.4.3 The financial statements and tax returns identified in Sections 2.4.1 and 2.4.2 and the financial statements for the period from January 1, 2004 through October 31, 2004 have been certified by the chief financial officer as accurately reflecting the financial condition and financial performance of Corporation for those historical periods. The documents in
Schedule 2.4 are referred to as the "financial statements". The financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently followed by Corporation throughout the periods indicated, have been prepared from the books and records of Corporation, and fairly present the financial position of Corporation on the respective dates of the balance sheets included in the financial statements, and the results of its operations for the respective periods indicated.

         2.5 Since the date of the last financial statements in Schedule 2.4, there has not been any change in the financial condition or operations of Corporation, except changes in the ordinary course of business or those necessary to implement the terms of this Agreement, which have been materially adverse.

        2.6. Since the date of the last financial statements in Schedule 2.4, there has been no:

                  2.6.1 Transaction by Corporation except in the ordinary course of business as conducted on that date;

                  2.6.2 Capital expenditure by Corporation exceeding $10,000.00;

                  2.6.3 Material adverse change in the financial condition, liabilities (contingent or otherwise), assets, business, or prospects of Corporation;

                  2.6.4 Destruction, damage to, or loss of any asset of Corporation (whether insured or uninsured) that materially and adversely affects the financial condition, business, or prospects of Corporation;

                  2.6.5 Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by Corporation;

                  2.6.6 Revaluation by Corporation of any of its assets;

                  2.6.7 Declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Corporation, or any direct or indirect redemption, purchase, or other acquisition by Corporation of any of its shares of capital stock, except as set forth in Schedule 2.6.7.;

                  2.6.8 Increase in the salary or other compensation payable or to become payable by Corporation to any of its officers, directors, employees, consultants or agents or declaration, payment, or commitment or obligation of any kind for the payment, by Corporation, of a bonus or other additional salary or compensation to any such person, except as set forth in Schedule 2.6.8.

                  2.6.9 Sale or transfer of any asset of Corporation, except in the ordinary course of business, or any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of Corporation or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  2.6.10 Amendment or termination of any contract, agreement, or license to which Corporation is a party, except in the ordinary course of business;

                  2.6.11 Loan by Corporation to any person or entity, or guaranty by Corporation of any loan;

                  2.6.12 Mortgage, pledge, or other encumbrance of any asset of Corporation;

                  2.6.13 Waiver or release of any right or claim of Corporation, including without limitation any indebtedness or obligation of any Shareholder, except in the ordinary course of business.

                  2.6.14  Commencement,  written  notice,  or written  threat of
commencement  of  any  civil  litigation  or  governmental   proceeding  against
Corporation or investigation of its affairs;

                  2.6.15 Labor trouble or written claim of wrongful discharge or other unlawful labor practice or action;

                  2.6.16 Issuance or sale by Corporation of any shares of its capital stock of any class or of any other of its securities;

                  2.6.17 Change in the authorized capital of Corporation or its outstanding securities or any change in its ownership interests or any grant by Corporation of any options, warrants, calls, conversion rights or commitments, except as necessitated as a result of this Agreement.

                  2.6.18 Change in the articles of incorporation or by-laws of Corporation;

                  2.6.19 Agreement by Corporation to do any of the things described in the preceding subsections (1) through (18).

            2.7. Corporation does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not contemplated by Section 1.3.3, or is not reflected or reserved against in Corporation's consolidated balance sheet, included in the financial statements or set forth in Schedule 2.4 to this Agreement, except for
(1) those that may have been incurred after the date of that consolidated balance sheet and (2) those that are not required by GAAP to be included in a balance sheet. All debts, liabilities, and obligations incurred after that date were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate. Corporation is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity.

         2.8. All accounts receivable of Corporation shown on the balance sheet of Corporation, as set forth on Schedule 2.4 arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered and performed to the account of the obligors, and no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle Corporation to collect the accounts receivable in full. No such account has been assigned or pledged to any other person, firm or corporation, and, except only to the extent fully reserved against as set forth on the balance sheet, no defense or setoff to any such account has been asserted by the account obligor. That balance sheet reflects adequate and reasonable reserves to provide for losses thereby contemplated. Trade discounts shown on the balance sheet of Corporation (Schedule 2.4), if any, are on a basis consistent with that of prior years.

           2.9. Tax Returns. Corporation has properly filed, or caused to be properly filed, all required federal tax returns and reports, all state and local tax returns and reports and all related information required to be filed with respect to income, withholding, property and sales taxes, and all other tax returns, reports and related information, the filing of any of which is reasonably required for the conduct of the businesses of Corporation or required by any taxing authority having jurisdiction over Corporation. All such tax returns properly reflect the taxes attributable to the businesses of Parent and Buyer for the periods covered thereby. All federal, state and local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions called for by such tax returns or claimed to be due by any taxing authority have been properly accrued or paid if due.

         2.10. Corporation has never filed, and will not file on or before the Closing Date, any consent under Internal Revenue Code Section 341(f).

         2.11. Schedule 2.11 to this Agreement is a complete and accurate list of all real property owned by or leased to Corporation, and all leases relating thereto, together with an accurate brief description of each property. Schedule
2.11 also sets forth brief descriptions of all buildings and other major improvements located on these properties. Buyer shall promptly assume the obligations under such identified leases.

         2.12. Schedule 2.12 contains a complete and accurate description and specifies the location of all machinery, equipment, furniture, supplies, tools, and all other tangible personal property owned by, in the possession of, or used by Corporation in connection with its business. The tangible personal property reflected in those books and records constitutes all such tangible personal property necessary for the conduct by Corporation of its respective businesses as now conducted.

         2.13. Except as stated in Schedule 2.12, no personal property used by Corporation in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in the possession of Corporation.

         2.14. Corporation has good and marketable title to all its respective assets and interests in assets, whether real, personal, mixed, tangible, or intangible, which constitute all the assets and interests in assets that are used in the businesses of Corporation. All these assets are free and clear of restrictions on or conditions to transfer or assignment and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for (1) the liens of Majority Shareholder and lenders to the Corporation contemplated by Section 1.3.5; (2) those disclosed in Corporation's consolidated balance sheet, or in Schedules to this Agreement; (3) the lien of current taxes not yet due and payable; and (4) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets or materially impair business operations. Corporation is not in default or in arrears in any material respect under any lease. All real property and tangible personal property of Corporation is in good operating condition and repair, ordinary wear and tear excepted. Corporation is in possession of all premises leased from others. Neither Majority Shareholder; nor any other shareholder, officer, director, or employee of Corporation; nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to Corporation or any copyrights, patents, trademarks, trade names, or trade secrets licensed by Corporation, except as further described in Schedule 2.14 to this Agreement.

         2.15. Corporation does not occupy any real property in violation of any law, regulation, or decree.

         2.16. Schedule 2.16 to this Agreement is a correct and current list of all customers of Corporation together with summaries of the services provided or sales made to each customer during the most recent twelve-month period. Except as indicated in Schedule 2.16, neither the Corporation, nor Majority Shareholder has any information indicating that any of these customers intend to cease doing business with Corporation or materially alter the amount of the business they are presently doing with Corporation.

         2.17. Schedule 2.17 to this Agreement is a description of all insurance policies held by Corporation concerning its businesses and properties. Corporation has maintained and now maintains (1) insurance on all assets and businesses of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (2) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure, except for errors and omissions insurance. Corporation is not in default with respect to payment of premiums on any such policy. Except as set forth in
Schedule 2.17, no claim is pending under any such policy.

         2.18. Corporation is not a party to any distributor's or manufacturer's representative or agency agreement; any output or requirements agreement; any agreement not entered into in the ordinary course of business; any indenture, mortgage, deed of trust, or lease; or any agreement except for the agreements listed in Schedule 2.18, copies of which have been furnished or made available to Buyer. There is no default or event that, with notice, lapse of time, or both, would constitute a default by any party to any of these agreements. Corporation has not received written notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Corporation is not a party to, nor is either the Corporation or the property of Corporation bound by, any agreement that is materially adverse to the businesses, properties, or financial condition of Corporation.

         2.19. Corporation has not received written notice of any violation of any applicable federal, state, or local statute, law, or regulation (including any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting their properties or the operation of its business; and to the best of the knowledge of Majority Shareholder and Corporation, there are no such violations.

         2.20. Except as set forth in Schedule 2.20, there is no pending, or, to the best knowledge of Majority Shareholder and Corporation, threatened in writing, suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting Corporation, or any of it's businesses, assets, or financial conditions. The matters set forth in Schedule 2.20, if decided adversely to Corporation, will not result in a material adverse change in the business, assets, or financial condition of Corporation. Selling Parties have furnished or made available to Buyer copies of all relevant court papers and other documents relating to the matters set forth in Schedule 2.20. Corporation is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Except as set forth in Schedule 2.20, the Corporation is not presently engaged in any legal action to recover money due to it or damages sustained by it.

         2.21. Except as otherwise set forth in Schedule 2.21, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated by this Agreement will: (1) result in or constitute a default or an event that, with notice, lapse of time, or both, would result in a default, breach, or violation of the articles of incorporation or bylaws of Corporation or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which the Corporation is a party or by which any of it or the property of it is bound; (2) result in or constitute an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Corporation; (3) result in the creation or imposition of any lien, charge, or other encumbrance on any of the properties of Corporation or its shares of capital stock; or (4) require any of the Shareholders or Corporation to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any governmental authority. Any and all consents required to be obtained by Corporation as set forth in
Schedule 2.21 shall be obtained and copies thereof delivered to Buyer within a reasonable period of time following Closing.

         2.22. Selling Parties have the right, power, legal capacity, and authority to enter into and perform their respective obligations under this Agreement. The execution and delivery of this Agreement by Corporation has been duly authorized by all necessary corporate action.

         2.23. Except as set forth in Schedule 2.23, neither Majority Shareholder; nor any officer, director, or employee of Corporation; nor any spouse or child of any of them has any direct or indirect interest in any competitor, supplier, or customer of Corporation or in any person from whom or to whom Corporation leases any real or personal property, or in any other person with whom Corporation is doing business.

         2.24. Selling Parties have furnished to Buyer for its examination (1) copies of the articles of incorporation and bylaws of Corporation; (2) the minute books of Corporation; (3) all permits, orders, and consents issued by the appropriate Commissioner of Corporations with respect to Corporation, or any security, and all applications for such permits, orders, and consents; and (4) the stock transfer books of Corporation setting forth all transfers of any capital stock.

        2.25. Schedule 2.25 is a list of the names and addresses of all officers, directors, employees, agents, and representatives of Corporation, stating the rates of compensation payable to each.

            2.26. Schedule 2.26 is a list of all Corporation's material employment contracts; collective bargaining agreements; and pension, bonus, profit-sharing, stock option, or other agreements providing for employee remuneration or benefits. Schedule 2.26 also contains a complete and accurate list of all Compensation Plans sponsored by Corporation or to which Corporation contributes on behalf of its employees. As used herein, "Compensation Plans" shall mean and include, without limitation, plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. To the best of Selling Parties' knowledge, Corporation is not in default under any of these agreements.

         2.27. Schedule 2.27 lists (1) the names and addresses of all persons holding a power of attorney on behalf of Corporation and a description of the terms of such power, (2) the names and addresses of all banks or other financial institutions in which Corporation has an account, deposit, or safe deposit box, with the names of all persons authorized to draw on these accounts or deposits or to have access to these boxes and (3) the type of account and account number.

         2.28. None of the warranties made by Majority Shareholder or Corporation, or made in any certificate or memorandum furnished or to be furnished by any of them or on their behalf, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made.

         2.29. Software Contracts.

                  2.29.1 Schedule 2.29.1 lists all contracts, agreements, licenses, and other commitments and arrangements, oral or written, with any person respecting the ownership, license, acquisition, design, development, distribution, marketing, use, or maintenance of computer program code, related technical or user documentation, and databases, in each case relating to or arising out of Corporation's business consisting of the items listed and classified as follows: (1) licenses from third parties (development and/or marketing); (2) licenses from third parties (internal use only); (3) development contracts, work-for-hire agreements, and consulting and employment agreements;
(4) distributorships, dealerships, franchises, and manufacturer's representative contracts; (5) licenses and sublicenses to others; and (6) maintenance, support, or enhancement agreements (the "Software Contracts").

                  2.29.2 All Software Contracts are valid, binding, and enforceable in accordance with their terms and are in full force and effect. There are no existing defaults by Corporation under any such contracts, and no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a default thereunder.

                  2.29.3 Corporation has not received any written notice from a customer that is a party to any Software Contract requiring the performance of services by Corporation that such customer will not do business on substantially the same terms and conditions subsequent to the date as such customer did before such date.

         2.30. Technical Documentation.

                  2.30.1 Schedule 2.30.1 lists all technical and descriptive materials relating to the acquisition, design, development, use, or maintenance of computer code and program documentation and materials used by Corporation in the conduct of its business (the "Technical Documentation").

                  2.30.2 Except as set forth on Schedule 2.30.2, the Technical Documentation includes the source code, system documentation, statements of principles of operation, and schematics for all Software Programs (as defined below), as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer. The Technical Documentation also includes any program (including compilers), "workbenches," tools, and higher level (or "proprietary") language used for the development, maintenance, and implementation of the Software Programs.

         2.31. Third-Party Components in Software Programs.

                  2.31.1  Corporation has validly and  effectively  obtained the right and license to use, copy, modify, and distribute the third-party programming and materials contained in software programs (the "Software Programs") and Technical Documentation pursuant to the Software Contracts identified as "licenses from third parties (development and/or marketing)" or "Licenses from third parties (internal use only)" in Schedule 2.31.1. The Software Programs and Technical Documentation contain no other programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license. The Software Programs and Technical Documentation do not contain derivative works of any programming or materials not owned in their entirety by Corporation.

                  2.31.2 Schedule 2.31.2 sets forth all obligations under which Corporation has to pay royalties to any third party to use, copy, modify, and distribute the third-party programming and materials contained in the Software Programs and Technical Documentation.

         2.32  Third-Party Interests or Marketing Rights in Software Programs.

                  2.32.2 Corporation has not granted, transferred, or assigned any right or interest in the Software Programs, the Technical Documentation, or the Intellectual Property (as defined below) to any Person, except pursuant to the Software Contracts identified as "distributorships, dealerships, franchises, and manufacturer's representative contracts" or "licenses and sublicenses to others" in Schedule 2.32.2.

                  2.32.3  Except as set  forth in  Schedule  2.32.3(a),  (1) all
Software  Contracts  identified  as  "licenses  and  sublicenses  to  others" in
Schedule 2.29.1 constitute only end-user agreements, each of which substantially conforms to the standard form(s) established by Corporation, copies of which are attached hereto as Schedule 2.32.3(b), (2) subject to changes that (assuming continuation of present business practices) are not material. Except for reasonable and ordinary marketing and service commitments and practices, or except as provided in written purchase orders, license agreements, maintenance contracts, and customer files identified in Schedule 2.16 and (3) Corporation has not made or entered into any contracts or commitments, written or oral, for the benefit of any current customers or prospects, including, without limitation, custom software development.

                  2.32.4 There are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Software Programs, the Technical Documentation, or the Intellectual Property by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization, except for the Software Contracts identified as "distributorships, dealerships, franchises, and manufacturer's representative contracts" in Schedule 2.29.1.

         2.33  Intellectual Property.

                  2.33.1 Schedule 2.33.1 lists all patents, trademarks, service marks, trade names, and copyrights (including registrations, licenses, and applications pertaining thereto), and all other intellectual property rights, trade secrets, and other proprietary information, processes, and formulae used in Corporation's business or otherwise necessary for the ownership and use of the assets used in Corporation's business and for the conduct of the Corporation's business (the "Intellectual Property"). The specific location of each trade secret's documentation, including its complete description, specifications, charts, procedures, and other material relating to it, is also set forth in Schedule 2.33.1. Each trade secret's documentation is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use by Buyer without reliance on the special knowledge or memory of others.

                  2.33.2  Except  for  the  rights  and  licenses   validly  and
effectively established by the Software Contracts, Corporation owns the Intellectual Property. The business of Corporation as conducted in the normal course of business prior to the date hereof, including the development, manufacture, marketing, sale or use of any product or service by Corporation, does not require or use any intellectual property rights other than the Intellectual Property.

                  2.33.3 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not breach, violate or conflict with any instrument or agreement governing any Intellectual Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property or in any way impair the right of Corporation to use, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of or to bring any action for the infringement of, any Intellectual Property or portion thereof

                  2.33.4 Corporation has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its trade secrets. The source code and system documentation relating to the Software Programs (1) have at all times been maintained in confidence and (2) have been disclosed by Corporation only to employees and consultants having "a need to know" the contents thereof in connection with the performance of their duties to Corporation.

                  2.33.5 All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software Programs, Technical Documentation, or Intellectual Property on behalf of Corporation either (1) are party to a "work-for-hire" arrangement or agreement with Corporation, in accordance with applicable federal and state law, that has accorded Corporation full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of Corporation as assignee that have conveyed to Corporation full, effective, and exclusive ownership of all tangible and intangible property thereby arising.

                  2.33.6 In no instance has the eligibility of the Software Programs for protection under applicable copyright law been forfeited to the public domain.

                  2.33.7 To the best knowledge of Corporation, no third party is infringing upon, or is in violation of any license or agreement with Corporation relating to, any Intellectual Property.

                  2.33.8 The use and application of the Intellectual Property and the operation of the business of Corporation in the normal course prior to the date hereof does not infringe in any respect upon the intellectual property rights of any Person. No claims have been asserted by any Person against Corporation's use of the Intellectual Property, and Corporation does not know of any valid basis for any such claim. No proceeding alleging infringement of the intellectual property rights of any Person is pending or threatened against Corporation (and to the best of Corporation's knowledge there is no basis for any such allegation).

                  2.33.9 Set forth on Schedule 2.33.9 is a description of what rights (unlimited, limited, restrictive, government purpose license rights, etc.) if any, the U.S. government has in any technical data or computer software that Corporation uses in its business. Except as set forth on Schedule 2.33.8, Corporation has not developed any item, component, process or software as a requirement of any U.S. government contract.

         2.34     Significant Customers; Material Contracts and Commitments.

                  2.34.1 If any customer or client of Corporation during the past 12-month period accounted for more than 15% of Corporation's revenues or gross profits during such period, Schedule 2.34 hereto identifies such customers or clients. If any customer or client of Corporation (or group of customers or clients) that is material to Corporation or was material to Corporation or its results of operations during the year ended December 31, 2003 or during the period reflected by the most recent financial statements set forth on Schedule
2.4 has canceled or substantially reduced or, is currently attempting or threatening to cancel or substantially reduce its or their utilization of the services provided by the Corporation, Schedule 2.34.1 hereto identifies such customers or clients.

                  2.34.2 Schedule 2.34.1 also lists all Material Contracts (as defined below) to which Corporation is a party, and Corporation has delivered true, complete and correct copies of such contracts to Buyer. For purposes of this Agreement, the term "Material Contracts" means:

                  (i) contracts between Corporation and significant customers (as described above);

                  (ii) contracts material (in the reasonable judgment of Majority Shareholder) to the operation of the business of Corporation, including those relating to medical practice management and billing, strategic alliances, and other agreements of importance (in the reasonable judgment of Majority Shareholder) to Corporation; and

                  (iii)  any  other   contracts   which   involve   payments  by
Corporation in any twelve-month period in excess of $25,000.

All of the Material Contracts are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         2.35 The representations and warranties of Corporation and Majority Shareholder set forth in this Agreement, including the Schedules hereto do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in the light of the circumstances under which they were made, not misleading. This Agreement, including the Schedules hereto and all other documents and information made available to Buyer and its representatives in writing pursuant hereto or thereto, present fairly the business of the Corporation for the time periods with respect to which such information was requested. Corporation's rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which Corporation or any officer, director or Majority Shareholder is a party, or to which its properties or assets are subject, or by any other fact or circumstance regarding Corporation (which fact or circumstance was, or should reasonably, after due inquiry, have been known to Corporation or Majority Shareholder) that is not disclosed pursuant hereto or thereto.

3. Each of the Buyer and Parent jointly and severally represents and warrants that all of the representations and warranties in this Section 3 are true and correct at the date of this Agreement, and agrees that such representations and warranties shall survive the Closing Date for a period of eighteen months. Any excerpt from or summary of any of the following representations and warranties that may be set forth on any of the Schedules hereto shall not modify or limit the following representations and warranties in any manner.

         3.1. Due Organization, Qualification. The Buyer is duly organized, validly existing and in good standing, under the laws of the State of California. Parent is duly organized, validly existing and in good standing, under the laws of the State of Nevada. If not qualified as of the Closing Date, Buyer shall promptly (and in no event later than thirty (30) days after the Closing Date) be duly qualified or licensed to do business as a foreign corporation in every jurisdiction in which the ownership of property requires qualification.

         3.2. Authority; Binding Nature of Agreement. Upon the adoption of appropriate resolutions by the Buyer's and Parent's boards of directors:

                  3.2.1  The  Buyer  and  Parent  will  have  the  absolute  and
unrestricted   right,  power  and  authority  to  enter  into  and  perform  its obligations under this Agreement;

                  3.2.2 The execution, delivery and performance of this Agreement by the Buyer and Parent will have been duly authorized by all necessary action on the part of the Buyer, Parent and their respective board of directors; and

                  3.2.3 This Agreement will constitute the legal, valid and binding obligation of the Buyer, enforceable against the Parent and Buyer in accordance with its terms; and

         3.3. Capitalization.

                  The authorized capital stock of Parent is 200,000,000 shares of common stock, par value $0.001 per share. All of the issued and outstanding shares of the capital stock of Buyer are owned by Parent. All of the issued and outstanding shares of the capital stock of Parent and Buyer have been duly authorized and validly issued, are fully paid and nonassessable, and further, such shares were offered, issued, sold and delivered by Parent and Buyer in compliance in all material respects with all applicable state and federal laws concerning the issuance of securities.

         3.4. Financial Statements; SEC Filings.

                  3.4.1 The Consolidated balance sheets of Parent and its subsidiaries as of December 31, 2003 and December 31, 2002 and related statements of operations, shareholders' equity and cash flows for the years then ended included in the Annual Report on Form 10-KSB of Parent for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission ("SEC"), and the unaudited, consolidated balance sheet of Parent as of September 30, 2004 and the related unaudited statement of operations for the period then ended included in the Quarterly Report on Form 10-QSB of Parent and its subsidiaries for the quarter ended September 30, 2004 as filed with the SEC, copies of all of which have been made available by Parent to Seller
(collectively, the "Parent Financial Statements"), have been prepared in accordance with GAAP (except as disclosed in the notes thereto), and presented fairly the financial position of Buyer at the dates, and the results of operations of Parent and its subsidiaries for the periods, stated therein.

                  3.4.2 Since November 22, 2004, Parent and its principal shareholders have filed with the SEC all forms, reports and documents required to be filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), together with the rules and regulations promulgated there under, all of which, as of the respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. Parent has made available to Seller a true and complete copy of each report filed by Parent with the SEC since November 22, 2004 (the "Parent Filings). None of the Parent Filings as of the dates they respectively were filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact necessary to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.5. Absence of Undisclosed Liabilities. There are no liabilities of Parent or its subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable, that are material to Parent, other than:

                  3.5.1 Liabilities disclosed or provided for in the Parent Financial Statements;

                  3.5.2 Liabilities disclosed in the Parent Filings;

                  3.5.3 Liabilities incurred by or on behalf of Parent or Buyer in connection with the transactions; and

                  3.5.4 Liabilities incurred in the ordinary course of business since September 30, 2004, none of which, either singly or in the aggregate, are reasonably likely to be materially adverse to the financial condition, business or properties of Parent.

         3.6. Absence of Changes. Except as disclosed in the Parent Filings, or the Parent Financial Statements, since September 30, 2004, and except as contemplated by this Agreement, Parent and Buyer have conducted their respective business in the ordinary course, and there has not been:

                  3.6.1 Any Material adverse change in the financial condition, business or properties of Parent or Buyer;

                  3.6.2 Any change in the method of accounting or accounting practice of Parent other than changes required by GAAP; or

                  3.6.3 Any setting aside or payment of any dividend or other distribution (whether in cash, stock or property) in respect of any shares of any class of stock of Parent in excess of $5000.

         3.7. Non-Contravention; Consents.

                  3.7.1 Except as set forth in Schedule 3.7.1, neither the execution nor delivery of any of this Agreement or the documents contemplated herein (the "Transaction Agreements"), nor the consummation or performance of any of the transactions contemplated therein (the "Transactions"), will directly or indirectly (with or without notice or lapse of time):

                           3.7.1.1  Contravene,  conflict  with or  result  in a
violation of (i) any of the provisions of either Parent's or the Buyer's articles of incorporation or bylaws, or (ii) any resolution adopted by Parent's or the Buyer's respective board of directors or any committee of Parent's or the Buyer's board of directors; or

                           3.7.1.2  Contravene,  conflict  with or  result  in a
violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any legal requirement or any order to which Parent or the Buyer, or any of the assets owned or used by Parent or the Buyer, is subject.

                  3.7.2 No governmental authorization or other consent of a governmental body or other regulatory authority is required to be made or obtained by Parent or Buyer in connection with the execution, delivery and performance of this Agreement, the Transaction Agreements and the consummation of the Transaction.

         3.8. Proceedings; Orders.

                  3.8.1 Except as set forth in Schedule 3.8.1, there is no pending legal proceeding, and no Person has threatened to commence any legal proceeding;

                           3.8.1.1  that  involves  Parent  or  Buyer,  or  that
otherwise relates to or might affect Parent's or Buyer's respective  businesses;
or

                           3.8.1.2 that challenges,  or that may have the effect
of preventing, delaying, making illegal or interfering with, any of the Transactions.

                  3.8.2 Except as set forth in Schedule 3.8.2, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such proceeding.

                  3.8.3 The Parent and Buyer have delivered to Majority Shareholder accurate and complete copies of all pleadings, correspondence and other written materials, to which Parent and/or Buyer have access that relate to the proceedings identified in Schedule 3.8.1 and Schedule 3.8.2.

                  3.8.4 There is no proposed order that, if issued or otherwise put into effect, (i) may have a material adverse effect on Parent's or Buyer's businesses, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of Parent or Buyer to comply with or perform any covenant or obligation under any of the Transaction Agreements, (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions, or (iii) may have an adverse effect on either Parent's or Buyer's ability to operate the business related to the Transactions.

                  3.8.5 No Other Defaults. Except as set forth on Schedule 3.8.1 and Schedule 3.82, neither Parent, nor Buyer is in material default under any contract or other instrument to which it is a party and to the knowledge of Parent and Buyer, no other party under any such contract or instrument is in material default thereunder.

                  3.8.6 Tax Returns. Except as set forth on Schedule 3.8.6, Parent and Buyer have properly filed, or caused to be properly filed, all required federal tax returns and reports, all state and local tax returns and reports and all related information required to be filed with respect to income, withholding, property and sales taxes, and all other tax returns, reports and related information, the filing of any of which is reasonably required for the conduct of the businesses of Parent and/or Buyer or required by any taxing authority having jurisdiction over Parent and/or Buyer. All such tax returns properly reflect the taxes attributable to the businesses of Parent and/or Buyer for the periods covered thereby. All federal, state and local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions called for by such tax returns or claimed to be due by any taxing authority have been properly accrued or paid if due.

                  3.8.9 Solvency. As of the date hereof and as of the Closing Date and the completion of all of the Transactions, Parent and Buyer will expect to be able to pay their respective debts as they mature, will have capital sufficient to carry on their business and all businesses in which they are about to engage, and will have assets that will have a present fair salable value greater than the aggregate amount of Parent and Buyer's indebtedness. Parent and Buyer do not intend to incur debts beyond their ability to pay as such debts mature. Neither Parent nor Buyer contemplate filing a petition in bankruptcy or for reorganization under the federal Bankruptcy Code, or (ii) are aware of any threatened bankruptcy or insolvency proceedings against either of them.

                  3.8.10 Disclosure. The representations and warranties of Buyer and Parent set forth in this Agreement, including the Schedules hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in the light of the circumstances under which they were made, not misleading. This Agreement, including the Schedules hereto and all other documents and information made available to Corporation and its representatives in writing pursuant hereto or thereto, present fairly the business of Buyer and Parent for the time periods with respect to which such information was requested. Buyer's and Parent's rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which Buyer, Parent or any officer or director is a party, or to which its properties or assets are subject, or by any other fact or circumstance regarding Buyer or Parent (which fact or circumstance was, or should reasonably, after due inquiry, have been known to Buyer or Parent) that is not disclosed pursuant hereto or thereto.

                  3.8.11 Brokers. The Buyer and Parent have not agreed and will not become obligated to pay, and have not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with the Transactions.

4. Selling Parties covenant that from the date of this Agreement until the Closing Date, except as necessary to carry out the Transactions contemplated herein and in the Transaction Agreements:

         4.1. Buyer and its counsel, accountants, and other representatives will have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to Corporation. Selling Parties will furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances, and properties of Corporation that may reasonably be requested.

         4.2. Nothing in this Agreement will obligate Selling Parties to disclose any classified information or provide any access to representatives of Buyer prohibited or not authorized by applicable governmental authority.

         4.3. Corporation will carry on its respective businesses and activities diligently and in substantially the same manner as they previously have been carried out and will not institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation that vary materially from those methods used by Corporation as of the date of this Agreement.

         4.4. Corporation will use commercially reasonable efforts, without making any commitments on behalf of Buyer, to preserve its respective business organizations intact; to keep available to Corporation its present officers and employees; and to preserve its present relationships with suppliers, customers, and others having business relationships with them.

         4.5. Corporation will not (1) amend its articles of incorporation or bylaws; (2) issue any shares of its capital stock; (3) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury; or (4) agree to do any of the acts listed above.

         4.6. Corporation will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its businesses. At the request of Buyer and at Buyer's sole expense, the amount of insurance against fire and other casualties that, at the date of this Agreement, Corporation carries on any of its properties or in respect of its operations will be increased by the amount or amounts Buyer will specify.

         4.7. Other than in the ordinary course of business, Corporation will not, or will not agree to: (1) make any change in compensation payable or to become payable, to any officer, employee, sales agent, or representative; (2) make any change in benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment; or (3) modify any collective bargaining agreement to which it is a party or by which it may be bound.

         4.8. Corporation will not or will not agree to do, without Buyer's consent, any of the following:

                  4.8.1 Enter into any contract, commitment, or transaction not in the usual and ordinary course of its business;

                  4.8.2 Enter into any contract, commitment, or transaction in the usual and ordinary course of business involving an amount exceeding $10,000.00, individually, or $50,000.00 in the aggregate;

                  4.8.3 Make any capital expenditures in excess of $10,000.00 for any single item or $50,000.00 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $100,000.00; or

                  4.8.4 Sell or dispose of any capital assets with a net book value exceeding $10,000.00, individually, or $50,000.00 in the aggregate.

         4.9. Corporation will not:

                  4.9.1 Declare, set aside, or pay any dividend or make any distribution in respect of its capital stock;

                  4.9.2 Directly or indirectly purchase, redeem, or otherwise acquire any shares of its capital stock; or

                  4.9.3 Enter into any agreement obligating it to do any of the foregoing prohibited acts.

         4.10. Other than in the ordinary course of business, Corporation will not, or will not agree to, without Buyer's prior consent: (1) pay any obligation or liability, fixed or contingent, other than current liabilities; (2) waive or compromise any right or claim; or (3) cancel, without full payment, any note, loan, or other obligation owed to Corporation.

         4.11. Corporation will not, or will not agree to, modify, amend, cancel, or terminate any of its existing contracts or agreements except in the ordinary course of business.

         4.12. As soon as reasonably practical after the execution and delivery of this Agreement, Selling Parties will obtain the written consent of the persons required to consent to any of the items herein and will furnish to Buyer executed copies of those consents.

         4.13. Buyer will exercise commercially reasonable efforts, and promptly execute and deliver any documents and instruments that may be reasonably required, to assist Selling Parties in obtaining such consents provided, however, that Buyer will not be obligated under this Section to execute any guaranty, assumption of liability, or other document or instrument requiring it to assume obligations not contemplated by this Agreement.

         4.14. At the written request of Buyer, Corporation will document and describe any of its trade secrets, processes, or business procedures specified by Buyer, in form and content satisfactory to Buyer.

         4.15. All warranties of Selling Parties set forth in this Agreement and in any written statements delivered to Buyer by Selling Parties under this Agreement will also be true and correct on the Closing Date as if made on that date.

5. Conditions precedent to Buyer's performance:

         5.1. At the Closing, Majority Shareholder shall deliver to Buyer the following instruments, in form and substance satisfactory to Buyer and its counsel:

                  5.1.1 A certificate or certificates representing Shares issued in the name of Majority Shareholder, duly endorsed by Majority Shareholder for transfer or accompanied by an assignment of the Shares duly executed by Majority Shareholder. Majority Shareholder will collect and arrange for the transfer of all remaining outstanding Shares held by the other Shareholders. On submission of the certificate or certificates to Corporation for transfer, Corporation will issue to Buyer a certificate or certificates representing the Shares, issued in Buyer's name. For any certificates that are determined to be lost, a "Lost Certificate Affidavit", satisfactory to the Buyer, will be provided that has been duly executed by the appropriate parties. If any Shares (or Lost Certificate Affidavits) of the other Shareholders are not delivered as provided in this Section, then the stock of the Parent to be issued in exchange for those Shares will be held back by Parent until such time as the Shares are delivered as provided in this Section.

                  5.1.2 The stock books, stock ledgers, minute books, and corporate seals of Corporation.

                  5.1.3 A certificate executed by officers of each of Corporation and Majority Shareholder (the "Officers Certificates"), dated the Closing Date, certifying that their respective representations and warranties in this Agreement are true and correct on the Closing Date, as though each representation and warranty had been made on that date and certifying, in such detail as Buyer may reasonably request, that the conditions specified herein have been fulfilled.

                  5.1.4 Buyer will have received certificate of good standing certificate for the State of Virginia for Corporation and a good standing certificate from the Cayman Islands for Majority Shareholder dated as of a date not more than (30) days following the Closing date. In the event that Majority Shareholder is not in good standing pursuant to the corporat laws of the Cayman Islands, all steps will be taken to bring the company into good standing with 30 days following the Closing date.

         5.2. The obligations of Buyer to purchase the shares under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out herein. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition will constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Majority Shareholder or Corporation are in default of any of their representations, warranties, or covenants under this Agreement.

         5.3. Except as otherwise permitted by this Agreement, all warranties by each of the Selling Parties in this Agreement, or in any written statement that will be delivered to Buyer by any of them under this Agreement, must be true at Closing as though made at that time.

         5.4. Selling Parties must have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or any of them, by the Closing Date.

         5.5. During the period from the most recent financial statement to the Closing Date, there will not have been any material adverse change in the financial condition or the results of operations of Corporation, and Corporation will not have sustained any insured or uninsured loss or damage to its assets that materially affects its ability to conduct a material part of its business.

         5.6.  No  action,   suit,  or  proceeding   before  any  court  or  any
governmental body or authority, pertaining to the Transactions or the consummation thereof, will have been instituted or threatened on or before the Closing Date.

         5.7. Buyer will have received from Corporation's chief financial officer a letter, dated the Closing Date, stating that on the basis of a limited review (not an audit) of the latest available accounting records of Corporation, consultations with other responsible officers of Corporation and with Shareholders, and other pertinent inquiries that he may deem necessary, he has no knowledge or reason to suspect that during the period from the latest audited financial statement(s) to a specified date not more than five business days before the Closing Date, there was any change in the financial condition or results of operations of Corporation, except changes incurred in the ordinary and usual course of it business during that period that in the aggregate are not materially adverse, and any other changes contemplated by this Agreement.

         5.8. The execution and delivery of this Agreement by Corporation and Majority Shareholder, and the performance of their covenants and obligations under it, will have been duly authorized by all necessary corporate action, and Buyer and Parent will have received copies of all resolutions pertaining to that authorization, certified respectively by the secretary of Corporation and the secretary of Majority Shareholder.

         5.9. All necessary agreements and consents of any parties to the consummation of the Transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, will have been obtained by Selling Parties and delivered to Buyer.

         5.10.  The  form  and  substance  of  all  certificates,   instruments,
opinions, and other documents delivered to Buyer under this Agreement will be satisfactory in all reasonable respects to Buyer and its counsel.

6. Conditions precedent to Selling Parties's performance:

         6.1. The obligations of Majority Shareholder and the Corporation under this Agreement are subject to the satisfaction, at or before the Closing Date, of all the following conditions. Majority Shareholder and the Corporation may waive any or all of these conditions in whole or in part without prior notice, provided, however, that no such waiver of a condition will constitute a waiver by Majority Shareholder or the Corporation of any of its other rights or remedies, at law or in equity, if Parent or Buyer should be in default of any of their representations, warranties, or covenants under this Agreement.

         6.2. All representations and warranties by Buyer and Parent contained in this Agreement or in any written statement delivered by Buyer and Parent under this Agreement must be true on and as of the Closing Date as though such representations and warranties were made on and as of that date.

         6.3. Buyer must have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy before or at the Closing Date.

         6.4. The board of directors of Buyer will have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill Buyer's obligations to be performed under this Agreement on or before the Closing Date.

         6.5.  No  action,   suit,  or  proceeding   before  any  court  or  any
governmental body or authority, pertaining to the Transactions or the consummation thereof, will have been instituted or threatened on or before the Closing Date.

         6.6. The closing of the Transactions (the "Closing") will take place at the offices of Buyer, at 10:00 a.m. local time, on January 7, 2005 or at such other time and place as the parties may agree to in writing (the "Closing Date").

         6.7. At the Closing, subject to the provisions of Section 5.1.1 hereof, Buyer must deliver, in accordance with Schedule 2.2 and at the direction of Majority Shareholder, 12,500,000 shares of Parent Common Stock.

         6.8.  No  action,   suit,  or  proceeding   before  any  court  or  any
governmental body or authority, pertaining to the Transactions or the consummation thereof, will have been instituted or threatened on or before the Closing Date.

         6.9. Selling Parties will have received from the chief financial officer of Parent, a letter, dated the Closing Date, stating that on the basis of a limited review (not an audit) of the latest available accounting records of Parent, consultations with other responsible officers of Parent , and other pertinent inquiries that he may deem necessary, he has no knowledge or reason to suspect that during the period from the latest audited financial statement(s) to a specified date not more than five business days before the Closing Date, there was any change in the financial condition or results of operations of Parent, except changes incurred in the ordinary and usual course of their respective businesses during that period that in the aggregate are not materially adverse, and any other changes contemplated by this Agreement.

         6.10. All necessary agreements and consents of any parties to the consummation of the Transactions, or otherwise pertaining to the matters covered by it, will have been obtained by Buyer and delivered to Selling Parties.

         6.11. The form and substance of all certificates, instruments, opinions, and other documents delivered to Selling Parties under this Agreement will be satisfactory in all reasonable respects to Selling Parties and its counsel.

         6.12. There shall have been no material adverse change in either Buyer's and/or Parent's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) since September 30, 2004.

7. Majority Shareholder will indemnify, defend, and hold harmless Buyer and Parent against and in respect of claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney fees, that Buyer and/or Parent may incur or suffer, which arise, result from, or relate to any breach of, or failure by Selling Parties to perform, any of their representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, or other instrument furnished or to be furnished by Selling Parties under this Agreement. Majority Shareholder's liability under this section will not, however, exceed the aggregate amount of $1,000,000.00. In computing the amount to be paid by Majority Shareholder under its indemnity obligations, there will be deducted an amount equal to any tax benefits actually received by Buyer, taking into account the income tax treatment of the receipt of these payments. This indemnity will be Buyer's and Parent's sole remedy against the Selling Parties for any claims described in this Section or under this Agreement.

         7.1. Buyer will promptly notify Majority Shareholder of the existence of any claim, demand, or other matter to which Majority Shareholder's indemnification obligations would apply and will give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided that Buyer will at all times also have the right to participate fully in the defense at its own expense. If Majority Shareholder, within a reasonable time after this notice, fails to defend, Buyer will have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of Majority Shareholder. If the claim is one that cannot by its nature be defended solely by Majority Shareholder (including any federal or state tax proceeding), Buyer will make available all information and assistance that Majority Shareholder may reasonably request.

         7.2. Any indemnity claim may be paid by Majority Shareholder, at its option, by an assignment of Shares of Parent's Stock (valued at the greater of the current share price or the share price on the Closing Date) or by a forfeiture of options or warrants granted hereunder (valued at the amount by which the greater of the current share price or the share price as of the Closing Date exceeds the option price for such Shares).

         7.3. Threshold for Indemnification by Majority Shareholder. Majority Shareholder shall not be required to make any indemnification payment pursuant to this Section 7 until such time as the total amount of all damages (including the damages arising from such claim and all other damages arising from any other claims) that have been directly or indirectly suffered or insured by any one or more of the indemnitees, or to which any one or more of the indemnitees has or have otherwise become subject, exceeds $50,000 in the aggregate. At such time as the total amount of such damages exceeds $50,000 in the aggregate, the indemnitees shall be entitled to be indemnified against the full amount of such damages (and not merely the portion of such damages exceeding $50,000).

         7.4 Unless Parent or Buyer otherwise consents in writing, the Shareholder Representative shall serve as the sole and exclusive representative of Majority Shareholder with respect to any claim for indemnification brought by Parent or Buyer under this Section 7 and with respect to any issue that arises in respect of this Section 7. Majority Shareholder hereby agrees that the Shareholder Representative shall have the power to take any action in order to contest, defend and settle each such claim for indemnification on behalf of Majority Shareholder and any action by the Shareholder Representative shall be final and binding on Majority Shareholder.

8. Majority Shareholder agrees not to divulge, communicate, use to the detriment of Buyer or for the benefit of any other person or persons, or misuse in any way, any confidential information or trade secrets of Corporation, including personnel information, secret processes, know-how, customer lists, recipes, formulas, or other technical data. Majority Shareholder acknowledges and agrees that any information or data it has acquired on any of these matters or items was received in confidence and as a fiduciary of Corporation.

9. Buyer and Parent will jointly and severally indemnify and hold harmless Majority Shareholder against, and in respect of, claims, losses, expenses, costs, obligations, and liabilities it may incur by reason of Buyer's or Parent's breach of or failure to perform any of its warranties, guaranties, commitments, or covenants in this Agreement, or by reason of any act or omission of Buyer or Parent, or any of its successors or assigns, after the Closing Date, that constitutes a breach or default under, or a failure to perform, any obligation, duty, or liability of any of Majority Shareholder under any loan agreement, lease, contract, order, or other agreement to which it is a party or by which it is bound at the Closing, but only to the extent to which Buyer or Parent expressly assumes these obligations, duties, and liabilities under this Agreement. This indemnity will be Majority Shareholder's sole remedy against Buyer and Parent for any claims described in this Section or under this Agreement.

         9.1. Majority Shareholder will promptly notify Buyer and Parent of the existence of any claim, demand, or other matter to which Buyer and Parent's indemnification obligations would apply and will give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection; provided that Majority Shareholder will at all times also have the right to participate fully in the defense at its own expense. If Buyer and Parent, within a reasonable time after this notice, fail to defend, Majority Shareholder will have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of Buyer and Parent. If the claim is one that cannot by its nature be defended solely by Buyer and Parent (including any federal or state tax proceeding), Majority Shareholder will make available all information and assistance that Buyer and Parent may reasonably request.

         9.2. Threshold for Indemnification by the Buyer and Parent. The Buyer and Parent shall not be required to make any indemnification payment pursuant to
Section 9.1 until such time as the total amount of all damages (including the damages arising from the claim and all other damages arising from any other claims) that have been directly or indirectly suffered or insured by Majority Shareholder, or to which Majority Shareholder has otherwise become subject, exceeds $50,000 in the aggregate. At such time as the total amount of such damages exceeds $50,000 in the aggregate, Majority Shareholder shall be entitled to be indemnified against the full amount of such damages (and not merely the portion of such damages exceeding $50,000).

10. All notices to third parties and all other publicity concerning the Transactions will be jointly planned and coordinated by and between Buyer and Majority Shareholder with the exception being that Parent will have full and unencumbered authority to make any disclosures, including press releases and public statements which are necessary or advisable to comply with any SEC regulations or other relevant legal requirements or judicial or legislative order or proceeding. Outside of any such required disclosures, no party will take any action in this regard without the prior written approval of the other pareties hereto; however, this approval will not be unreasonably withheld.

11. Majority Shareholder shall be solely responsible for any and all fees, commissions, costs or compensation due to any broker or finder and Majority Shareholder shall indemnify and hold harmless Parent, Buyer and Corporation against any loss, liability, damage, cost, claim, or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission, agreement, or statement of Majority Shareholder. Buyer and Parent represent and warrant that no commissions, costs or compensation are due to any broker or finder engaged by them.

12. The parties covenant and agree that the terms of this Agreement are sensitive and shall remain confidential and Majority Shareholder expressly agrees not to divulge the terms of the Agreement herein or any information relating to compensation or any other matters concerning the terms of Buyers acquisition and payments to the Corporation to any other person or party without the express written consent of Buyer.

13. FEDERAL SECURITIES ACT REPRESENTATIONS

         Majority Shareholder represents and warrants that all of the representations and warranties in this Section are true and correct at the date of this Agreement, and agrees that such representations and warranties shall survive perpetually.

         13.1 Compliance with Law. Majority Shareholder acknowledges that the shares of Parent Common Stock to be delivered to Majority Shareholder pursuant to this Agreement have not been and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), (except as provided in the Registration Rights Agreement) and that such shares may not be resold without compliance with the 1933 Act. The Parent Common Stock to be acquired by Majority Shareholder pursuant to this Agreement is being acquired solely for Majority Shareholder's own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution, except as related to Majority Shareholder's intentions to award or provide future incentives to former directors, management and consultants. Except as noted here, Majority Shareholder covenants, warrants and represents that none of the shares of Parent Common Stock issued to Majority Shareholder will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC including, if required by Parent, the obtaining of an opinion of counsel to Parent that such disposition is exempt from registration under the 1933 Act and any other applicable securities laws.

         13.2 Economic Risk; Sophistication; Reg D. Majority Shareholder hereby represents to Parent that Majority Shareholder is able to bear the economic risk of an investment in the Parent Common Stock to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that Majority Shareholder is capable of evaluating the merits and risks of the proposed investment in such common stock. Majority Shareholder hereby represents and warrants to Parent that Majority Shareholder is an "accredited investor" as defined in Regulation D under the 1933 Act. Majority Shareholder has not been organized for the purpose of acquiring Parent Common Stock. Majority Shareholder hereby further confirms that Majority Shareholder has had an adequate opportunity to ask questions and receive answers from the officers of Parent concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the officers and directors of Parent, the business of Parent, any plans for additional acquisitions, and any other matters Majority Shareholder considers appropriate. Majority Shareholder has asked any and all questions of the nature described in the preceding sentence, and all questions have been answered to Majority Shareholder's satisfaction. Majority Shareholder understands that the sale of shares of Parent Common Stock to Majority Shareholder pursuant to this Agreement is intended to be a "private placement" exempt from registration under the 1933 Act by virtue of Regulation D thereof and/or other applicable exceptions. Majority Shareholder represents and warrants that, as of the Closing Date, assuming the truth of the representations and warranties made herein by each of the parties thereto, Majority Shareholder has taken no action without the prior written consent of the other parties that would cause the sale of Parent Common Stock pursuant to this Agreement to become subject to the registration requirements of the 1933 Act.

         13.3 SEC Filings. Majority Shareholder hereby confirms that Majority Shareholder has received a copy of Parent's Form SB-2 Registration Statement which was declared effective by the SEC on August 13, 2004, and Form 10-QSB for the period ended September 30, 2004, has reviewed them carefully, as well as the other filings by Parent on the SEC's website at www.sec.gov, and has discussed them and the transactions contemplated by this Agreement, to the extent Majority Shareholder desires to do so, with Majority Shareholder's attorney, accountant, tax, financial or other advisor.

         13.4 Purchase Entirely for Own Account. Except as may occur as noted in
13.1  above,  the  shares of Parent  Common  Stock to be  received  by  Majority
Shareholder from Parent will be acquired for investment for Majority Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of applicable securities laws, and Majority Shareholder has no present intention of selling, granting any participation in or otherwise distributing the same in a manner that would require registration under the 1933 Act. Majority Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any third person, with respect to any of Parent's common stock, except as may ensue as noted in Section 13.1 above.

14. Each party will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the Transactions contemplated by this Agreement.

15. The subject  headings of the sections and  subsections of this Agreement are
included  for  convenience   only  and  will  not  affect  the  construction  or
interpretation of any of its provisions.

16. Unless the context clearly requires otherwise; plural and singular numbers will each be considered to include the other; the masculine, feminine, and neuter genders will each be considered to include the others; "shall," "will," "must," "agree," and "covenants" are each mandatory; "may" is permissive; "or" is not exclusive; and "includes" and "including" are not limiting.

17. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

18. This Agreement may be executed simultaneously in one or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

19. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement. No provision gives any third persons any right of subrogation or action against any party to this Agreement.

20. This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

21. Except for claims for specific  performance or injunctive relief pursuant to
Section 22 hereof, any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation of it, will be settled by binding arbitration in Los Angeles, California if initiated by the Selling Parties, and in Fairfax County, Virginia, if initiated by the Buyer or Parent, under the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitrators will be persons experienced in negotiating, making, and consummating acquisition agreements. In such proceeding the parties will have all rights to do discovery as provided in the Code of Civil Procedure relating to discovery in normal court actions in such state.

22. Each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, both parties acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the non-defaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. Despite any breach or default by any of the parties of any of their respective representations, warranties, covenants, or agreements under this Agreement, if the purchase and sale contemplated by it will be consummated at the Closing, each of the parties waives any rights that it may have to rescind this Agreement or the Transaction consummated by it; provided, however, that this waiver will not affect any other rights or remedies available to the parties under this Agreement or under the law.

23. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

24. Subject to the provisions herein relating to the postponement of the Closing, neither party may on or before the Closing terminate this Agreement, without liability to any other for any reason other than war, natural disaster or any other unusual external factors or events totally beyond the control of either party, including any bona fide action or proceeding pending on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the performance of this Agreement or if any agency of the federal or of any state government has objected at or before the Closing Date to this acquisition or to any other action required by or in connection with this Agreement;

25. If either Buyer or Selling Parties materially default in the due and timely performance of any of their warranties or agreements under this Agreement, the non-defaulting party or parties may on the Closing Date give notice of termination of this Agreement, in the manner provided herein. The notice will specify with particularity the default or defaults on which the notice is based. The termination will be effective five days after the Closing Date, unless the specified default or defaults have been cured on or before this effective date for termination.

26. All covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, will survive the Closing.

27. All notices, requests, demands, and other communications under this Agreement must be in writing and will be considered to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

       To Selling Parties at: Charles Smith, Care of Physician Informatics, Inc.
                              Corporate Park III
                              580 Howard Avenue
                              Somerset, New Jersey 08873

       To Parent or Buyer at: Michael Manahan
                              PracticeXpert, Inc.
                              10833 Washington Blvd
                              Culver City, CA 90232

         Any party may change its address for purposes of this section by giving the other parties written notice of the new address in the manner set forth above.

28. This Agreement will be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California without regard to its principles of conflict of laws.

29. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

         IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.


                                    BUYER: PRACTICE XPERT SERVICES, CORP.


                                    By: /s/ Jonathan Doctor
                                        ----------------------------------------
                                        Jonathan Doctor, President/CEO

                                    PARE PRACTICEXPERT, INC.


                                    By: /s/ Jonathan Doctor
                                        ----------------------------------------
                                        Jonathan Doctor, President/CEO


                                    CORPORATION: PHYSICIAN INFORMATICS, INC.


                                    By: /s/ Charles Smith
                                        ----------------------------------------
                                        Charles Smith, Chairman/CEO



                                    MAJORITY SHAREHOLDER: PI (CAYMAN), LIMITED


                                    By: /s/ PI (Cayman), Limited
                                        ----------------------------------------
                                        Name/title


                                    SHAREHOLDER REPRESENTATIVE: CHARLES SMITH


                                    By: /s/ Charles Smith
                                        ----------------------------------------
                                        CHARLES SMITH

                               INDEX TO SCHEDULES

--------------------------------------------------------------------------------
                      Schedule Description                       Schedule Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Components of Cash Flow From Operations                              1.3.2.2
--------------------------------------------------------------------------------
$2,000,000 Note Payable to Citibank                                  1.3.3.1
--------------------------------------------------------------------------------
$4,000,000 Note Payable to PI (Cayman), Limited                      1.3.3.2
--------------------------------------------------------------------------------
Trade Payable of Corporation                                         1.3.3.3
--------------------------------------------------------------------------------
Secured Debt of Parent                                                1.3.5
--------------------------------------------------------------------------------
Form of Warrant to PI Cayman                                         1.3.8.2
--------------------------------------------------------------------------------
Restrictions and Rights Agreement                                    1.3.10
--------------------------------------------------------------------------------
Authorized Capital Stock of Corporation: List of Shareholders          2.2
--------------------------------------------------------------------------------
Financial Statements and Tax Returns of Corporation                    2.4
--------------------------------------------------------------------------------
Dividends of Corporation                                              2.6.7
--------------------------------------------------------------------------------
Increases in Compensation                                             2.6.8
--------------------------------------------------------------------------------
Real Property of Corporation                                          2.11
--------------------------------------------------------------------------------
Tangible Personal Property of Corporation                             2.12
--------------------------------------------------------------------------------
Third Party Interests in Assets of Company                            2.14
--------------------------------------------------------------------------------
Current Customers List                                                2.16
--------------------------------------------------------------------------------
Insurance Policies                                                    2.17
--------------------------------------------------------------------------------
Contracts Outside Normal Scope of Business                            2.18
--------------------------------------------------------------------------------
Legal Matters                                                         2.20
--------------------------------------------------------------------------------
Required Consents                                                     2.21
--------------------------------------------------------------------------------
Related Party's Ownership in Competitors or Affiliates                2.23
--------------------------------------------------------------------------------
Officers, Directors, Employees, Agents and Representatives            2.25
--------------------------------------------------------------------------------
Corporation's Material Employment Contracts, Etc.                     2.26
--------------------------------------------------------------------------------

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Person's Holding Corporation's Power of Attorney; Banks, Etc.         2.27
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List of Software Contracts                                           2.29.1
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Technical Documentation                                              2.30.1
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Exceptions to Technical Documentation                                2.30.2
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Software Licenses From Third Parties                                 2.31.1
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Software Royalty Obligations                                         2.31.2
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Transfers Of Ownership Interest                                      2.32.2
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Non-Conforming End User Software Contracts                         2.32.3 (a)
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Copies of Conforming Licenses and Sub-Licenses to Others           2.32.3 (b)
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Intellectual Property and Location                                   2.33.1
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Government Rights and Products of Government Contracts               2.33.9
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Material Contracts                                                    2.34
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Material Contracts Lost or Threatened                                2.34.1
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Non-Contravention; Consents                                           3.7.1
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Legal Proceedings                                                     3.8.1
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Potential Legal Proceedings                                           3.8.2
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